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                                                                    EXHIBIT 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We renew our consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 33-91532) and the related Proxy Statement/Prospectus of Keystone Financial, Inc. of our report dated January 14, 1994, except for Note 13 as to which the date is January 18, 1994, on our audits of the consolidated financial statements of The Frankford Corporation and subsidiaries as of December 31, 1993 and for the years ended December 31, 1993 and 1992, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1994.

                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.

  Philadelphia, Pennsylvania
  June 20, 1995